EXHIBIT 8

                     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT

                                                      As of March 19, 1998

To the Lender Parties parties to the Credit Agreement referred to below and to Societe Generale as the Administrative Agent for the Lender Parties and the other Secured Parties thereunder (the "Administrative Agent") and Morgan Guaranty Trust Company of New York as Documentation Agent for the Lender Parties and the other Secured Parties thereunder (the "Documentation Agent")

Ladies and Gentlemen:

                  We refer to the Credit Agreement dated as of January 30, 1998 (the "Credit Agreement"), among Marriott International, Inc. (to be renamed Sodexho Marriott Services, Inc., the "Borrower"), the Administrative Agent, the Documentation Agent and each of you. Capitalized terms not otherwise defined in this Letter Amendment shall have the same meanings as specified in the Credit Agreement.

         It is hereby agreed by you and us as follows:

         SECTION 1. Amendments of the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of "Debt" therein by adding at the end of clause (i) thereof the following phrase:

                  "; provided, however, for purposes of calculating the financial covenants in Section 5.04 hereof, the term "Debt" shall exclude obligations in respect of surety bonds and performance bonds with respect to client contracts or bids therefor entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; provided, further, that the term "Debt" shall include such surety bonds and performance bonds to the extent they exceed 2% of Consolidated net sales for the immediately preceding four Fiscal Quarters if the Leverage Ratio (calculated by including any amount of such surety bonds and performance bonds in excess of 2% of Consolidated net sales for such period) exceeds 3.0:1.0."

         (b) Section 5.02(b) is hereby amended (i) by deleting the word "and" at the end of clause (ix) thereof, (ii) by adding a new clause (x) to read as follows:

                           "(x) Debt in respect of surety bonds and performance
                  bonds with respect to client contracts or bids therefor entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and"

(iii) by renumbering the existing clause (x) thereof as clause (xi), and (iv) by deleting the parenthetical "(ix)" in clause (xi) and substituting therefor the parenthetical "(x)".

         (c) Schedule 4.01(b) to the Credit Agreement is hereby replaced with
Schedule 4.01(b) attached hereto.

         SECTION 2. Conditions of Effectiveness of this Letter Amendment. This Letter Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Letter Amendment executed by the Borrower and the Required Lenders. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

         SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

         (b) The Credit Agreement, as specifically amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 4. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Letter Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04(a) of the Credit Agreement.

         SECTION 5. Execution in Counterparts. This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

         SECTION 6. Governing Law. This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       Very truly yours,

                                       MARRIOTT INTERNATIONAL, INC. (to be
                                       renamed SODEXHO MARRIOTT SERVICES,
                                       INC.)

                                       By   /s/ Lawrence Hyatt
                                          -------------------------------------
                                          Name: Lawrence Hyatt
                                          Title:


Consented and agreed to as of the date
first above written:

The Administrative Agent

SOCIETE GENERALE, as Administrative Agent

By   /s/ Elizabeth Peck
  ----------------------------------------
     Name: Elizabeth Peck
     Title: Vice President

The Documentation Agent

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Documentation Agent

By   /s/ John Mikolay
  -----------------------------------------
     Name: John Mikolay
     Title: Vice President

The Initial Lenders and the Initial Issuing Banks

SOCIETE GENERALE

By   /s/ Elizabeth Peck
  -----------------------------------------
     Name: Elizabeth Peck
     Title: Vice President

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By   /s/ John Mikolay
  -----------------------------------------
     Name: John Mikolay
     Title: Vice President


                                 THE BANK OF NEW YORK

                                 By /s/ Ronald R. Reedy
                                   -----------------------------------------
                                     Title: Vice President

                                 THE BANK OF NOVA SCOTIA

                                 By /s/ J.R. Trimble
                                  -----------------------------------------
                                     Title: Senior Relationship Manager

                                 BANQUE NATIONALE DE PARIS
                                 By /s/ Lynn Walkoff
                                  -----------------------------------------
                                     Title:

                                 By /s/ Gwen Abbott
                                  -----------------------------------------
                                     Title: Assistant Vice President

                                 BANQUE PARIBAS

                                 By /s/ Robert G. Carino
                                  -----------------------------------------
                                     Title: Vice President

                                 By /s/ Duane Helkowski
                                  -----------------------------------------
                                     Title: Vice President

                                 CIBC INC.

                                 By /s/ John Livingston
                                  -----------------------------------------
                                     Title: Executive Director


                                 CAISSE CENTRALE DES BANQUES
                                 POPULAIRES

                                 By /s/ Louis Orienti
                                  -----------------------------------------
                                     Title: Directeur Adjoint

                                 By /s/ Stephane Pasquier
                                  -----------------------------------------
                                     Title: Foude de Pouvoirs Principal

                                 THE CHASE MANHATTAN BANK

                                 By /s/ Karen Sharf
                                  -----------------------------------------
                                     Title: Vice President

                                 CITIBANK, N.A.

                                 By /s/ Stuart G. Miller
                                  -----------------------------------------
                                     Title: Attorney-in-Fact

                                 COMPAGNIE FINANCIERE DE CIC ET DE
                                 L'UNION EUROPEENNE

                                 By /s/ Marcus Edward
                                  -----------------------------------------
                                     Title: Vice President

                                 By /s/ Sean Mounier
                                  -----------------------------------------
                                     Title: First Vice President


                                 CREDIT AGRICOLE INDOSUEZ

                                 By /s/ Craig Welch
                                  -----------------------------------------
                                     Title: First Vice President

                                 By /s/ Cheryl Solometo
                                  -----------------------------------------
                                     Title: Vice President

                                 CREDIT COMMERCIAL DE FRANCE
                                 NEW YORK BRANCH

                                 By
                                  -----------------------------------------
                                     Title:

                                 By
                                  -----------------------------------------
                                     Title:

                                 CREDIT LYONNAIS NEW YORK BRANCH

                                 By
                                  -----------------------------------------
                                     Title:

                                 DG BANK, DEUTSCHE
                                 GENOSSENSCHAFTSBANK

                                 By /s/ Norah McCann
                                  -----------------------------------------
                                     Title: Senior Vice President

                                 By /s/ Karen Brinkman
                                  -----------------------------------------
                                     Title: Vice President


                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By /s/ Ron Galitsky
                                  -----------------------------------------
                                     Title: Assistant Vice President

                                 FIRST UNION NATIONAL BANK

                                 By /s/ Mark B. Felker
                                  -----------------------------------------
                                     Title: Senior Vice President

                                 MELLON BANK, N.A.

                                 By /s/ Arlene S. Pedovitch
                                  -----------------------------------------
                                     Title: Vice President

                                 NATEXIS BANQUE

                                 By /s/ Pieter J. van Tudler
                                  -----------------------------------------
                                     Title: Vice President and Manager

                                 By /s/ John Rigo
                                  -----------------------------------------
                                     Title: Assistant Vice President

                                 NATIONSBANK, N.A.

                                 By /s/ Marty Mitchell
                                  -----------------------------------------
                                     Title: Vice President


                                 RIGGS BANK N.A.

                                 By /s/ David Olsen
                                  -----------------------------------------
                                     Title: Vice President

                                 THE ROYAL BANK OF SCOTLAND plc

                                 By
                                  -----------------------------------------
                                     Title: